SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934


                 General Motors Acceptance Corporation
        -----------------------------------------------------
        (Exact name of registrant as specified in its charter)

        New York                       38-0572512
-----------------------             -------------------
(State of incorporation             (I.R.S. Employer
or organization)                    Identification No.)

767 Fifth Avenue, New York, New York               10153
3044 West Grand Boulevard, Detroit, Michigan       48202
--------------------------------------------     ---------
(Address of principal executive offices)         (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1), please check the following box. [ x ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class           Name of each Exchange on which
to be so registered           each class is to be registered
-------------------           ------------------------------

6 3/4% notes due 2002         New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                               None



         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.


A description of the Registrant's 6 3/4% notes due 2002 to be registered hereby is contained in the "description of Securities" set forth in the prospectus dated December 7, 1995 and prospectus supplement dated January 31, 1997, file as part of the Registrant's Registration Statement Numbers 33-64235 and 33-49133 under the Securities Act of 1933, and such descriptions are incorporated herein by this reference.


                         SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           General Motors Acceptance Corporation
                           -------------------------------------
                                       (Registrant)


Date: February 21, 1997       By: s/ Paul D. Bull
                              -----------------------------
                              Paul D. Bull, Vice President,
                              International Borrowings
                              and Global Banking

Listing Application to			       		370424-      -1
New York Stock Exchange, Inc.

             General Motors Acceptance Corporation
     $1,000,000,000 principal amount of 6 3/4% notes due 2002
     --------------------------------------------------------

Securities Presently Issued:  NA
Securities Held in Treasury:  NA

Securities Issued Pursuant to this Application:
     $1,000,000,000 principal amount of 6 3/4% notes due 2002

Securities Reserved for Issuance Prior to this Application:  NA


Securities Authorized for Listing giving effect to this application:
    	$1,000,000,000 principal amount of 6 3/4% notes due 2002

All requisite approval and authorizations will have been received, and required supporting documents relating to this transaction will have been filed with the New York Stock
Exchange.

By:
   ---------------------
Officer:  P.D. Bull
Title:    Vice President

The New York Stock Exchange, Inc. hereby authorizes the listing of $1,000,000,000 principal amount of 6 3/4% notes due 2002 of General Motors Acceptance Corporation.

By:
   ----------------------
   Janice O'Neill
   Managing Director
   Listing Operations